LEASE

         THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the 31st day of January, 1998 by and between Highwoods/Florida Holdings, L.P. ("Landlord"), whose address for purposes hereof is 3440 Hollywood Boulevard, Suite #420, Hollywood, Florida 33021 and Technisource, Inc., a Florida corporation ("Tenant"), whose addresses for purposes hereof is 1901 W. Cypress Creek Road, Fort Lauderdale, Florida 33309.

                           1. Subject to and upon the terms, provisions,
                  covenants and conditions set forth in this Lease, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord leases, demises and lets to Tenant and Tenant leases, demises and lets from Landlord those certain premises (the "Premises" or "Leased Premises") in the building known as GULF-ATLANTIC CENTER (the "Building") located at 1901 W. Cypress Creek Road, Fort Lauderdale, Florida 33309 such Premises being more particularly described as follows:

                           Suites 200, 202, 401 and 403, which is agreed by
                  Landlord and Tenant to consist of 16,191 square feet of Net Rentable Area (defined below) located on the second (2nd) and fourth (4th) floors of the Building as approximately reflected on the floor plan attached as Exhibit "A".

                           The term "Net Rentable Area", as used herein, shall
                  refer to (i) in the case of a single tenancy floor, all space measured from the inside surface of the outer glass of the Building to the inside surface of the opposite outer wall, excluding only the areas ("Service Areas") within the outside walls used for building stairs, fire towers, elevator shafts, flues, vents, pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular tenant such as special stairs or elevators, and
                  (ii) in the case of a multi-tenancy floor, all space within the inside surface of the outer glass enclosing the tenant occupied portion of the floor and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevators foyers, rest rooms and other similar facilities for the use of all tenants on the particular floor ("Common Areas"), but including a proportionate part of the Common Areas located on such floor and in the Building, as described in the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (BOMA) International.

                           No deductions from Net Rentable Areas are made for
                  columns necessary to the Building. The Net Rentable Areas in the Premises and in the Building have been calculated on the basis of the foregoing definition, include a common area factor, and are hereby stipulated above as to the Premises, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises for occupancy so long as such work is done substantially in accordance with the approved plans.

TERM

                           2. This Lease shall be for the term of sixty (60)
                  calendar months (the "Lease Term" or "Term"), commencing on May 1, 1998 (Commencement Date") unless sooner terminated or extended as provided herein.

                           If Tenant, with Landlord's consent, shall occupy the
                  Premises prior to the beginning of the term as specified above, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and rent for such period shall be paid by Tenant at the same rate herein specified.

BASE RENT

                           3. Tenant shall pay Landlord a total "Base rent" of
                  One Million Thirty-Three Thousand Seven Hundred Ninety-Five and 35/100 Dollars ($1,033,795.35) in monthly installments of, and computed at, Base Rent Rates as follows:

                                          RATE PER AGREED
                                            NET RENTABLE        MONTHLY
                           LEASE MONTHS     SQUARE FOOT       INSTALLMENT       TOTAL BASE RENT
                           ------------     -----------       -----------       ---------------

                              1 - 12           $11.79                $15,907.66                    $190,891.89
                             13 - 24                  $12.26                $16,541.81                  $198,501.66
                             25 - 36                  $12.75                $17,202.94                  $206,435.25
                             37 - 48                  $13.26                $17,891.06                  $214,692.66
                             49 - 60                  $13.79                $18,606.16                  $223,273.89

                           Each payment shall be without any offset or deduction
                  whatever, on or before the first day of the month, in lawful (legal tender for public or private debts) money of the United States of America, at the Management Office of the Building or elsewhere as designated from time to time by Landlord's written notice to Tenant.

                           In addition to Base Rent, Tenant shall pay to
                  Landlord each month a sum equal to any sales tax, tax on rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of rentals collected therefor. Nothing herein shall, however, be taken to

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                                                                 Landlord/Tenant
                  require Tenant to pay any part of any Federal and State Taxes on income imposed upon Landlord.

                           If a Rent payment is not received within five (5)
                  business days after its due date, Landlord shall be entitled, in addition to any other remedy that may be available, to an administrative fee and late charge of five percent (5%) of the rent payment or Two Hundred Dollars ($200.00), whichever amount is greater.

ADDITIONAL RENT

                           3.A. In addition to the Base Rent, Tenant shall pay
                  to Landlord as "Additional Rent" "Tenant's proportionate share" of the "Operating Expenses" and "Taxes". As used herein the term:

                                    (1) "Tenant's proportionate share" shall
                  mean the percentage which the Net Rentable Area then leased by Tenant in the Building bears to the total Net Rentable Area contained in the Building; Tenant's proportionate share is specified to be 11.0%.

                                    (2) "Operating Expenses" shall mean all
                  expenses, costs and disbursements, of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, maintenance and/or operation of the Building and Common Areas and land on which they are located, (which shall not include cost of individual tenant improvements or management cost associated with leasing activities). By way of explanation and clarification, but not by way of limitation, these Operating Expenses will include the following:

                                             (a) Wages and salaries of all
                  employees engaged in operation and maintenance of the Building, employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, pension or retirement benefits, and any other fringe benefits for such employees.

                                             (b) All supplies and materials used
                  in operation and maintenance of the Building.

                                             (c) Cost of all utilities,
                  including water, sewer, electricity, gas and fuel oil used by the Building and not charged directly to another tenant.

                                             (d) Cost of Building management,
                  janitorial services, accounting and legal services, ground lease payments, trash and garbage removal, servicing and maintenance of all systems and equipment including, but not limited to, elevators, plumbing, heating, air conditioning, ventilating, lighting, electrical, security and fire alarms, fire pumps, fire extinguishers and hose cabinets, mail chutes, guard service, alarm system, painting, window cleaning, landscaping and gardening.

                                             (e) Cost of casualty and liability
                  insurance applicable to the Building and Landlord's personal property used in connection therewith.

                                             (f) Cost of capital improvements,
                  provided said capital improvements are intended to reduce other Operating Expenses or are a result of government requirements, excluding any such capital improvements required to cure existing violations of law as of the date hereof. Said capital improvements shall be amortized over their deemed useful life.

                                             (g) Costs arising from
                  implementation of Legal Requirements of Legal Authorities (defined below).

                                             Landlord agrees to maintain
                  accounting books and records reflecting Operating Expenses of the Building in accordance with generally accepted accounting principles.

                                    (3) "Taxes" shall mean all impositions,
                  taxes, assessments (special or otherwise), water and sewer charges and rents, and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including all taxes whatsoever (except only those taxes of the following categories: any inheritance, estate succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax paying entity without regard to Landlord's income source as arising from or out of the Building and/or the land on which it is located) attributable in any manner to the Building, the land on which the Building is located, the ground leasehold interest of Landlord, or the rents (however the term may be defined) receivable therefrom or any part thereof, or any use thereof, or any facility located therein or thereon or used in conjunction therewith or any charge or other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax", or designated in any other manner.

                                    (4) Landlord shall notify Tenant within
                  thirty (30) days of the date hereof and within thirty (30) days after the end of each calendar year hereafter ensuing during the Term, of the amount which Landlord estimates (as evidenced by budgets prepared by or on behalf of Landlord) will be the amount of Tenant's proportionate share of

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                                                                Landlord/Tenant

                  Operating Expenses and Taxes for the then current calendar year and Tenant shall pay such sum in advance to Landlord in equal monthly installments, during the balance of said calendar year, on the first day of each remaining month in said calendar year commencing on the first day of the first month following Tenant's receipt of such notification. Within ninety (90) days following the end of each calendar year during the Term hereof, Landlord shall submit to Tenant a statement showing the actual amount which should have been paid by Tenant with respect to Operating Expenses and Taxes for the past calendar year, the amount thereof actually paid during that year by Tenant and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Within thirty (30) days after receipt by Tenant of said statement, Tenant shall have the right in person to inspect Landlord's books and records, at Landlord's office, during normal business hours, after four days' prior written notice, showing the Operating Expenses and Taxes for the Building for the calendar year covered by said statement. Said statement shall become final and conclusive between the parties, their successors and assigns as to the matters set forth therein unless Landlord receives written objections with respect thereto within said thirty (30) day period. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty (30) days following Tenant's receipt thereof and any overpayment shall be immediately credited against Tenant's obligation to pay expected additional rent in connection with anticipated increases in Operating Expenses and Taxes or, if by reason of any termination of the Lease no such future obligation exists, refunded to Tenant. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to a statement rendered by Landlord to Tenant, pursuant to the terms hereof, because of any objection which Tenant may raise with respect thereto and Landlord shall immediately credit any overpayment found to be owing to Tenant against Tenant's proportionate share of Operating Expenses and Taxes for the then current calendar year (and future calendar years, if necessary) upon the resolution of said objection or, if at the time of the resolution of said objection the Term has expired, immediately refund to Tenant any overpayment found to be owing to Tenant.

                  With respect to calendar year 1998, Landlord estimates the Operating Expenses and Taxes to be $6.80 per rentable square foot. Tenant's monthly payment for its proportionate share of estimated Operating Expenses and Taxes shall be $9,174.90 ("Additional Rent") exclusive of sales or other required taxes.

                           B. Additional Rent due by reason of the provisions of
                  subsection 3A and this subsection 3B for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the termination date of the Lease; the Operating Expenses and Taxes for the calendar year during which the Lease terminates shall be prorated according to that portion of said calendar year that this Lease was actually in effect. Tenant expressly agrees that Landlord, at Landlord's sole discretion, may apply the security deposit specified in section 5 hereof, if any, in full or partial satisfaction of any additional rent due for the final month of this Lease by reason of the provisions of subsection 3A and this subsection 3B. If said security deposit is greater than the amount of any such additional rent and there are no other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease, then Landlord shall refund the balance of said security deposit to Tenant as provided in section 5. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or the obligation to pay any Additional Rent due for the final month of this Lease by reason of the provisions of subsection 3A and this subsection 3B if said security deposit is less than such Additional Rent, nor shall Landlord be required to first apply said security deposit to such Additional Rent if there are any other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease.

                           C. Any reference in this Lease to "Rent" or "rent"
                  includes Base Rent and Additional Rent.

TIME OF PAYMENT

                           4. Tenant shall promptly pay Base Rent, as the same
                  may be adjusted from time to time, and Additional Rent and Charges for work performed on order of Tenant, and any other charges that accrue under this Lease, at the times and place stated in this Lease.

SECURITY DEPOSIT

                           5. Tenant, concurrently with the execution of this
                  Lease, has deposited with Landlord the sum of One Thousand Eight Hundred Seventy-six and 75/100 Dollars ($1,876.75), the receipt of which is acknowledged by Landlord, which sum shall be retained by Landlord as security for the payment by Tenant of the rents and all other payments herein agreed to be paid by Tenant, and for the faithful performance by Tenant of the terms, provisions, covenants and conditions of this Lease. It is agreed that Landlord, at Landlord's option, may at the time of any default by Tenant under any of the terms, provisions, covenants or conditions of the Lease apply said sum or any part thereof toward the payment of the rents and all other sums payable by Tenant under this Lease, and towards the performance of each and every one of Tenant's covenants under this Lease, but such covenants and Tenant's liability under this Lease shall thereby be discharged only pro tanto; that Tenant shall remain liable for any amounts that such sum shall be insufficient to pay; that Landlord does utilize any of the security deposit during the Term, Tenant shall immediately repay such amount so that the security deposit shall remain in the total amount described above; that Landlord may exhaust any and all rights and remedies against Tenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Landlord to do so; that, in the event this deposit shall not be utilized for any such purposes, then such deposit shall be returned by Landlord to Tenant within thirty (30) days next after the expiration of the Term or the determination and

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                                                                 Landlord/Tenant
                  payment of the amount due under section 4 of this Lease, if any, whichever later occurs. Landlord shall not be required to pay Tenant any interest on said security deposit.

USE

                           6. Tenant will use and occupy the Premises for the
                  following use or purpose and for no other use or purpose:
                  GENERAL OFFICE.

QUIET ENJOYMENT

                           7. Upon payment by Tenant of the rents herein
                  provided, and upon the observance and performance of all terms, provisions, covenants and conditions on Tenant's part to be observed and performed, Tenant shall, subject to all of the terms, provisions, covenants and conditions of this Lease, peaceably and quietly hold and enjoy the Premises for the Term.

INSURANCE PREMIUMS

                           8. If Landlord's insurance premiums exceed the
                  standard premium rates because the nature of Tenant's operation results in extra hazardous exposure, then Tenant shall, upon receipt of appropriate invoices from Landlord, reimburse Landlord for such increase in premiums. It is understood and agreed between the parties hereto that any such increase in premiums shall be considered as rent due and shall be included in any lien for rent.

RULES AND REGULATIONS

                           9. Tenant agrees to comply with all rules and
                  regulations Landlord may adopt from time to time for operation of the Building and parking facilities and protection and welfare of Building and Parking facilities, its tenants, visitors and occupants. The present rules and regulations, which Tenant hereby agrees to comply with, entitled "Rules and Regulations" are attached to this Lease. Any future rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant providing the same do not materially deprive Tenant of its rights established under this Lease.

GOVERNMENTAL REQUIREMENTS

                           10. Tenant shall faithfully observe in the use of the
                  Premises all Legal Requirements of all Legal Authorities. For the purposes of this Lease, "Legal Requirements" means any law, statute, code, rule, regulation, ordinance, order, judgment, decree, writ, injunction, franchise, permit, certificate, license (including any beer, wine, or liquor license), authorization, registration, or other direction or requirement of any Legal Authority, which is now or in the future applicable to the Premises, including those not within the present contemplation of the parties and "Legal Authority" means any domestic or foreign federal, state, county, municipal, or other government or governmental or quasi-governmental department, commission, board, bureau, court, agency, or instrumentality having jurisdiction or authority over Landlord, Tenant and/or all or any part of the Premises.

                                    Tenant shall:

                                    A. neither cause nor permit the Premises to
                  be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, or process Hazardous Materials, except in compliance with all Legal Requirements;

                                    B. neither cause nor permit a release or
                  threatened release of Hazardous Materials onto the Premises or any other property as a result of any intentional or unintentional act or omission on the part of Tenant;

                                    C. comply with all applicable Legal
                  Requirements related to Hazardous Materials;

                                    D. conduct and complete all investigations,
                  studies, sampling, and testing, and all remedial, removal, and other actions on, from, or affecting the Premises in accordance with such applicable Legal Requirements and to the satisfaction of Landlord;

                                    E. upon the expiration or termination of
                  this Lease, deliver the Premises to Landlord free of all Hazardous Materials; and

                                    F. defend, indemnify, and hold harmless
                  Landlord and Landlord's employees and other agents and other agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise (including, without limitation, accountants' and attorneys' fees (including fees for the services of paralegals and similar persons), consultant fees, investigation and laboratory fees, court costs, and litigation expenses at the trial and all appellate levels), arising out of, or in any way

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                                                                 Landlord/Tenant
                  related to (a) the presence, disposal, release, or threatened release, by or caused by Tenant or its agents, of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise; (b) any personal injury, including wrongful death, or damage to property, real or personal, arising out of or related to such Hazardous Materials; (c) any lawsuit brought, threatened, or settled by Legal Authorities or other parties, or order by Legal Authorities, related to such Hazardous Materials; and/or (d) any violation of Legal Requirements related in any way to such Hazardous Materials. The provisions of this Section shall survive the expiration or termination of this Lease. Hazardous materials are any oil and petroleum products and their byproducts, asbestos, polychlorobiphenols, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials as defined under any Legal Requirements, including, without limitation, the following statutes and the regulations promulgated under their authority: (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.); (b) the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.); (c) the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss.ss. 6901 et seq.); and (d) the Water Pollution and Control Act, as amended (33 U.S.C. 1317 et seq.).

SERVICES

                           11. Landlord will furnish the following services to
Tenant:

                             A. Cleaning services, deemed by Landlord to be
                  normal and usual in comparable office buildings, on Monday through Friday, except that shampooing and replacement of carpet as required by Tenant shall be Tenant's expense.

                             B. Automatically operated elevator service, public
                  stairs, electrical current for lighting, incidentals and normal office use, and water at those points of supply provided for general use of its tenants at all times and on all days throughout the year.

                             C. Air conditioning on Monday through Friday from
                  8:00 a.m. to 6:00 p.m. and Saturday 9:00 a.m. to 1:00 p.m.
                  except Martin Luther King Jr.'s Birthday, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day and New Year's Day. Landlord shall also furnish air conditioning at such other times as are not provided for herein, provided Tenant gives written request to Landlord before 2 p.m. of the business day preceding the extra usage and if Tenant requires heat and air conditioning during such hours. Tenant shall be billed for such service at the rate of $25.00 per hour (per floor) and said rate may be changed with thirty (30) days' prior written notice. Tenant's monthly bill shall include a detailed calculation of any such charges.

                             No electric current shall be used except that
                  furnished or approved by Landlord, nor shall electric cable or wire be brought into the Premises, except upon the written consent and approval of Landlord. Tenant shall use only office machines and equipment that operate on the Building's standard electric circuits, but which in no event shall overload the Building's standard electric circuits from which Tenant obtains electric current. Any consumption of electric current in excess of 4.0 watts per square foot or in excess of that considered by Landlord to be usual, normal and customary for all Tenants, or which require special circuits or equipment (the installation of which shall be at Tenant's expense after approval in writing by Landlord) shall be paid for by Tenant as Additional Rent paid to Landlord in an amount to be determined by Landlord based upon Landlord's estimated cost of such excess electric current consumption or based upon the actual cost thereof if such excess electric current consumption is separately metered.

                             Such services shall be provided as long as Tenant
                  is not in default under any of the terms, provisions, covenants and conditions of this Lease, subject to interruption caused by repairs, renewals, improvements, changes to service, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, hurricanes, natural disasters, windstorms, acts of God and conditions and cause beyond the control of Landlord, and upon such happening, no claim for damages or abatement of rent for failure to furnish any such services shall be made by Tenant or allowed by Landlord.

TENANT IMPROVEMENTS

                                             12. Improvements, if any, to be
                  made to the Premises by Landlord are specifically set forth in the Work Letter attached as Exhibit "B" and thereto are no others. All leasehold improvements (as distinguished from trade fixtures and apparatus) installed in the Premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, shall not be removed from the Premises at any time, unless such removal is consented to in advance by Landlord; and at the expiration of this Lease (either on the Termination Date or upon such earlier termination as provided in this Lease), all such leasehold improvements shall be deemed to be part of the Premises, and title thereto shall vest solely in Landlord without payment of any nature to Tenant. All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided Tenant shall not at such time be in default of any terms or covenants of this Lease, and provided further, that Tenant shall repair any damage to the Premises caused by the removal of said trade fixtures and apparatus and shall restore the Premises to

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                                                                 Landlord/Tenant
                  substantially the same condition as existed prior to the installation of said trade fixtures and apparatus. The taking of possession by Tenant (or any permitted assignee or subtenant of Tenant) of all or any portion of the Premises for the conduct of business will be deemed conclusive evidence that Tenant has found the Premises, and all of their fixtures and equipment, acceptable.

TENANT WORK

                           12A. Any charges against Tenant by Landlord for
                  services or for work done on the Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as rent due and shall be included in any lien for rent.

REPAIR OF LEASED PREMISES

                           13. Tenant shall, at Tenant's own expense, keep the
                  Premises in good repair and tenantable condition during the Term and shall replace at its own expense any and all broken glass caused by Tenant in and about the Premises. Tenant shall make no alterations, additions or improvements in or to the Premises without the written consent of Landlord, which shall not be unreasonably withheld, but may be predicated upon but not limited to Tenant's use of contractors who are acceptable to Landlord; and all additions, fixtures, carpet or improvements, except only movable office furniture, shall be the property of Landlord from date of location in the Premises and shall remain a part of the Premises at the expiration of this Lease.

                           It is further agreed that this Lease is made by
                  Landlord and accepted by Tenant with the distinct understanding and agreement that Landlord shall have the right and privilege to make and build additions to the Building of which the Premises are a part, and make such alterations and repairs to said Building as it may deem wise and advisable without any liability to the Tenant therefor.

INDEMNIFICATION

                           14. Tenant further agrees that Tenant will pay all
                  liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all expenses, costs, and charges, including bond premiums for release of liens and attorneys' fees and costs reasonably incurred in and about the defense of any suit in discharging the said Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten
                  (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

                           Tenant herein shall not have any authority to create
                  any liens for labor or materials on Landlord's interest in the Premises and all persons contracting with Tenant for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration, or repair of any facilities or other improvements on or about the Premises, and all materialmen, contractors, subcontractors, mechanics, and laborers are hereby charged with notice that they must look only to Tenant and to Tenant's interests in the Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant.

PARKING

                           15. Landlord shall provide Tenant sixty-four (64)
                  unassigned parking spaces at Zero Dollars ($0.00) per space per month. Landlord reserves the right to increase the charge for parking at any time by giving Tenant written notice. Tenant shall comply with Landlord's procedures and policies in operating the Building parking areas. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents of them, while in or about Building parking areas.

ESTOPPEL STATEMENT

                           16. From time to time, upon not less than ten (10)
                  days prior request by Landlord, Tenant shall deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; (c) that Landlord is not in default under any provisions of this Lease or, if in default, the nature thereof in detail; and (d) such other matters pertaining to the Lease as Landlord may request. It is intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any failure to furnish the estoppel statement or misstatement contained in such estoppel statement. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within ten (10) days of Landlord's request therefor. This appointment is a power coupled with interest and is a material inducement to Landlord to enter into this Lease.

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SUBORDINATION

                           17. If the Building and/or Premises are at any time
                  subject to a mortgage and/or deed of trust or ground lease, and Tenant has received written notice from Mortgagee or ground lessor of same, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee and/or ground lessor and each Landlord's Mortgagee and/or ground lessor shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee and/or ground lessor with the same effect as if such action had been taken by Landlord.

                           This Lease shall be subject and subordinate to any
                  mortgage and/or ground lease now or hereafter encumbering the Building. This provision shall be self-operative without the execution of any further instruments. Notwithstanding the foregoing, however, Tenant hereby agrees to execute any instrument(s) which Landlord may deem desirable to evidence the subordination of this Lease to any and all such mortgages and/or ground lease.

ATTORNMENT

                           18. If the interests of Landlord under this Lease
                  shall be transferred voluntarily or by reason of foreclosure or other proceedings for enforcement of any mortgage and/or ground lease on the Premises, Tenant shall be bound to such transferee (herein sometimes called the "Purchaser") for the remaining balance of the Term, and any extensions or renewals thereof which may be effective in accordance with the terms and provisions hereof with the same force and effect as if the Purchaser were Landlord under this Lease, and Tenant does hereby agree to attorn to the Purchaser, including the Mortgagee under any such mortgage and/or lessor under any such ground lease if it be the Purchaser, as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon such attornment, to the extent of the then remaining balance of the Term of this Lease and any such extensions and renewals, shall be and are the same as those set forth herein. In the event of such transfer of Landlord's interests, Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under this Lease or otherwise and Landlord's successor by acceptance of rent from Tenant hereunder shall become liable and responsible to Tenant in respect in all obligations of the Landlord under this Lease.

ASSIGNMENT

                           19. Without the written consent of Landlord first
                  obtained in each case, Tenant shall not sublease, assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease or underlet the Premises or any part thereof or permit the Premises to be occupied by other persons. Transfer of ownership interests in Tenant shall be deemed an assignment for purposes of this section. In the case of a subletting, Landlord's consent may be predicated, among other things, upon Landlord becoming entitled to collect and retain all rentals payable under the sublease. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect or accept rent from the assignee, undertenant, or occupant and apply the net amount collected or accepted to the rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant, or occupant as Tenant, nor shall it be construed as or implied to be a release of Tenant from the further observance and performance by Tenant of the terms, provisions, covenants and conditions herein contained.

                           In lieu of consenting or not consenting, Landlord may
                  at its option (i) in the case of the proposed assignment or subletting of Tenant's entire leasehold interest, terminate this lease in its entirety, or (ii) in the case of the proposed assignment or subletting of a portion of the Premises, terminate this Lease as to that portion of the Premises which Tenant has proposed to assign or sublet. In the event Landlord elects to terminate this Lease pursuant to Clause (ii) of this section, Tenant's obligations as to Base Rent and Additional Rent shall be reduced in the same proportion that the Net Rentable Area of the portion of the Premises taken by the proposed assignee or subtenant bears to the total Net Rentable Area of the Premises.

SUCCESSORS AND ASSIGNS

                           20. All terms, provisions, covenants and conditions
                  to be observed and performed by Tenant shall be applicable to and binding upon Tenant's respective heirs, administrators, executors, successors and assigns, subject, however, to the restrictions as to assignment or subletting by Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

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                                      -7-
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HOLD HARMLESS OF LANDLORD

                           21. In consideration of said Premises being leased to
                  Tenant for the above rent, Tenant agrees that Tenant, at all times, shall indemnify and keep Landlord harmless from all losses, damages, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, consequent upon or arising from the use of occupancy of the Premises by Tenant, or consequent upon or arising from any acts, omissions, neglect or fault of Tenant, his agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from Tenant's failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; that Landlord shall not be liable to Tenant for any damages, losses or injuries to the persons or property of Tenant which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from gross negligence of Landlord, his agents or employees, and that Tenant will indemnify and keep harmless Landlord from all damages, liabilities, losses, injuries, or expenses which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, where said injuries or damages arose about or upon said Premises as a result of the negligence of Tenant, his agents, employees, servants, licensees, visitors, customers, patrons, and invitees. All personal property placed or moved into the Premises or Building shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant for any damage to said personal property. Tenant shall maintain at all times during the Term an insurance policy or policies in an amount or amounts sufficient, in Landlord's opinion, to indemnify Landlord or pay Landlord's damages, if any, resulting from any matters set forth in this section.

                           In case Landlord shall be made a party to any
                  litigation commenced against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation and any appeal thereof.

ATTORNEYS' FEES

                           22. If either party defaults in the performance of
                  any of the terms, provisions, covenants and conditions of this Lease and by reason thereof the other party employees the services of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to reasonable attorneys' fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy. Tenant shall be responsible to pay Landlord's attorneys' fees for enforcement of Tenant's obligations under this Lease, whether suit be brought or not.

DAMAGE OR DESTRUCTION

                           23. In the event all or part of the Premises shall be
                  destroyed or so damaged or injured by fire, windstorm, hurricane, natural disaster, or other casualty, during the Term, whereby the same shall be rendered untenantable, then Landlord shall have the right, but not the obligation, to render such Premises tenantable by repairs within 360 days therefrom; Landlord shall have the further right, at its election, to cancel this Lease as to all or the untenantable portion of the Premises.

                           Landlord agrees that, within 60 days following damage
                  or destruction, it shall notify Tenant with respect to whether or not Landlord intends to restore the Premises. If said Premises are not rendered tenantable within the aforesaid 360 days it shall be optional with either party hereto, no later than the date that Premises are in fact rendered tenantable, to cancel this Lease as to the tenantable portion, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. During any time that all or a portion of the Premises are untenantable due to causes set forth in this Section, the Base Rent or a just and fair proportion thereof shall be abated.

                           Notwithstanding the foregoing, (a) should damage or
                  destruction occur during the last twelve months of the Term, either Landlord or Tenant shall have the option to terminate this Lease as to the untenantable portion of the Premises, effective on the date of damage or destruction, provided notice to terminate is given within 30 days of the date of such damage or destruction; (b) should damage, destruction or injury occur by reason of Tenant's negligence, Landlord shall have the right, but not the obligation, to render the Premises tenantable within 360 days of the date of damage, destruction or injury and no abatement of Rent shall occur and Tenant shall not have such option to terminate.

INSURANCE

                                             23A. The Landlord assumes no
                  liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Premises. The Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the Premises or the Project which are caused by the conduct and operation of said business or by virtue of equipment or property of the Tenant in said Premises. The Tenant agrees to hold the Landlord harmless against all such claims.

                                                     (1) Tenant shall, at
                  Tenant's sole expense, obtain and keep in force

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                                      -8-
                  during the Term and any extension or renewal hereof: (i) fire and extended coverage insurance with vandalism and malicious mischief endorsements and a sprinkler leakage endorsement (where applicable), on all of its personal property, including removable trade fixtures, located in the Premises, and on all leasehold improvements and any future additions and improvements made by Tenant; and (ii) comprehensive general liability insurance, including contractual liability coverage, insuring Landlord (as an additional insured) and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.

                                                     (2) Said insurance shall be
                  with insurance companies approved by Landlord, which approval shall not be unreasonably withheld. Such companies shall be responsible insurance carriers authorized to issue the relevant insurance, authorized to do business in Florida and at least A-rated in the most current edition of BEST'S INSURANCE Reports. Comprehensive general liability insurance, including contractual liability coverage, shall have minimum limits of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for any loss of or damage to property from any one accident, and ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for death of or injury to any one person from any one accident. Fire and extended coverage insurance with vandalism and malicious mischief endorsements and a sprinkler leakage endorsement shall have limits not less than the replacement cost of all property (personal or otherwise) and capital improvements in the premises. The limits of said insurance shall not, however, limit the liability of the Tenant hereunder. The policies cannot contain provisions which deny coverage because the loss is due to the fault of Landlord or Tenant. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Tenant shall deliver to Landlord, prior to occupancy of the Premises, copies of policies of liability insurance required herein, or certificates evidencing the existence and amounts of such insurance, with loss payable clauses satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord shall have the right to review the Tenant's insurance once every year and to reasonably require Tenant to alter its insurance coverage to cover the effects of inflation and to include or eliminate certain provisions in the Tenant's insurance policy which reflect the then-current industry standards for this type of insurance coverage.

EMINENT DOMAIN

                           24. If there shall be taken during the Term any part
                  of the Premises, parking facilities or Building, other than a part not interfering with maintenance, operations, or use of the Building, Landlord may elect to terminate this Lease or to continue same in effect. If Landlord elects to continue the Lease, the rent shall be reduced in proportion to the area of the Premises so taken and Landlord shall repair any damage to the Premises, resulting from such taking. If any part of the Premises is taken by condemnation or Eminent Domain which renders the Premises unsuitable for its intended use, the Tenant may elect to terminate this Lease, or if any part of the Premises is so taken which does not render the Premises unsuitable for its intended use, this Lease shall continue in effect and the rental shall be reduced in proportion to the area of the Premises so taken and Landlord shall repair any damage to the Premises resulting from such taking. If all of the Premises is taken by condemnation or Eminent Domain, this Lease shall terminate on the date of the taking. All sums awarded (or agreed upon between Landlord and the condemning authority) for the taking of the interest of Landlord and/or Tenant, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of Landlord. If this Lease should be terminated under any provisions of this section, Rent shall be payable up to the date that possession is taken by the authority, and Landlord will refund to Tenant any prepaid unaccrued Rent less any sum or amount then owing by Tenant to Landlord.

ABANDONMENT

                           25. If, during the Term, Tenant shall abandon, vacate
                  or remove from the Premises the major portion of the goods, wares, equipment or furnishings usually kept on said Premises, or shall cease doing business in the Premises, or shall suffer the rent to be in arrears, Landlord may, at its option, declare a default of this Lease and seek remedies in the manner stated in Section 27 hereof, or Landlord may enter the Premises as the agent of Tenant by force or otherwise, without being liable in any way therefor and relet the Premises with or without any furniture that may be therein, as the agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may determine, and receive the rent therefor, applying the same to the payment of Rent, and if the full Rent shall not be realized by Landlord over the expenses to Landlord of such reletting, Tenant shall pay any deficiency.

DEFAULT

                           26. The occurrence of any of the following during the
                  Term shall constitute an Event of Default by Tenant:

                           A. Tenant shall fail to pay when due Base Rent,
                  Additional Rent or any under charges that accrue under this Lease;

                           B. Tenant shall fail to pay when due any other sums,
                  fees, charges, costs, or expenses which are payable under this Lease;

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                                      -9-
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                           C. Tenant shall, other than in the manner permitted
                  under this Lease, make or permit or suffer to occur any assignment (including any transfer of interest in Tenant which is deemed to be an assignment under this Lease), sublease or occupancy arrangement, conveyance, transfer, conditional or collateral assignment, pledge, hypothecation, or other encumbrance, whether by operation of law or otherwise, of this Lease or any interest in this Lease;

                           D. Tenant shall fail in any other way in the
                  performance or observance of any of the non-material terms and conditions of this Lease and within ten (10) days shall not have cured such default or, if impossible of cure within such time but possible of cure within sixty (60) days, begun and diligently pursued such cure to completion;

                           E. There shall be filed by or against Tenant or any
                  Guarantor of this Lease in any court or other tribunal a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Tenant's, or any Guarantor's, property, unless such petition shall be filed against Tenant or any Guarantor of this Lease and Tenant or such Guarantor shall in good faith promptly thereafter commence and diligently prosecute any and all proceedings appropriate to secure the dismissal of such petition and shall secure such dismissal within thirty (30) days of its filing;

                           F. Tenant or any Guarantor of this Lease shall be
                  adjudicated a bankrupt or an insolvent or take the benefit of any federal reorganization or composition proceeding, make an assignment for the benefit of creditors, or take the benefit of an insolvency law;

                           G. A trustee in bankruptcy or a receiver shall be
                  appointed or elected or had for Tenant or any Guarantor of this Lease, whether under federal or state laws;

                           H. Tenant's interest under this Lease shall be sold
                  under any execution or process of law;

                           I. The Premises shall be abandoned or deserted or
                  Tenant shall fail to make continuous use of the Premises for one (1) month for the Use; or

                           J. Tenant shall fail to maintain current, duly issued
                  occupational licenses, or any other permit or license required by an applicable legal authority for its operations at the Premises or Tenant shall fail to meet the insurance requirements of this Lease and provide Certificates of Insurance (and policies if requested) evidencing such compliance.

REMEDIES

                           27. A. In the event of the occurrence of an Event of
                  Default by Tenant, Landlord, at Landlord's option, may elect to do one or more of the following:

                                             (1) Accelerate all of the remaining
                  Rent for the Term, in which event all Rent shall become immediately due and payable;

                                             (2) Terminate this Lease as
                  provided by this Section and re-enter the Premises and remove all persons and property from the Premises, either by summary proceedings or by any other suitable action or proceeding at law, or otherwise; or

                                             (3) Without terminating this Lease,
                  re-enter the Premises and remove all persons and property from the Premises, either by summary proceedings or by any other suitable action or proceeding at law, or otherwise, and relet all or any part of the Premises.

                                    B. If Landlord elects to terminate this
                           Lease:

                                             (1) Landlord shall give notice of
                  such termination, which shall take effect ten (10) days after such notice is given, or such greater number of days as is set forth in such notice, fully and completely as if the effective date of such termination were the date originally set forth in this Lease for the expiration of the Term;

                                             (2) Tenant shall quit and
                  peacefully surrender the Premises to Landlord, without any payment by Landlord for doing so, on or before the effective date of termination; and

                                             (3) All Rent, including all Base
                  Rent and Additional Rent (including arrearages), shall become due and shall be paid up to the effective date of termination, together with such expenses, including attorneys' fees, as Landlord shall incur in connection with such termination.

                                    C. No receipts of monies by Landlord from
                  Tenant after termination of this Lease shall reinstate, continue, or extend the Term, affect any Notice previously given by Landlord to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent.

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                                      -10-
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                                    D. If Landlord shall terminate this Lease,
                  Landlord shall be entitled to retain, free of trust, all sums then held by Landlord pursuant to any of the provisions of this Lease. In the interim following such termination until the retention of such sums by Landlord free of trust, such sums shall be available to Landlord, but not to Tenant, pursuant to and for the purposes provided by the terms and conditions of this Lease.

                                    E. In the event of any re-entry and/or
                  dispossession by summary proceedings or otherwise without termination of this Lease:

                                             (1) All Rent shall become due and
                  shall be paid up to the time of such re-entry and/or dispossession, together with such expenses, including attorneys' fees, as Landlord shall incur in connection with such re-entry and/or dispossession by summary proceedings or otherwise; and

                                             (2) All Rent for the remainder of
                  the Term may be accelerated and due in full, the collection of such sums being subject to the provisions of Subsection F, below; and

                                             (3) Landlord may relet all or any
                  part of the Premises, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be equal to, less than, or greater than the period which would otherwise have constituted the balance of the Term. In connection with such reletting:

                                                     (a) Tenant or Tenant's
                  representative shall pay, as Additional Rent, to Landlord, as they are incurred by Landlord, such reasonable expenses as Landlord may incur in connection with reletting, including, without limitation, legal expenses, attorneys' fees, brokerage commissions, and expenses incurred in altering, repairing, and putting the Premises in good order and condition and in preparing the Premises for reletting;

                                                     (b) Tenant or Tenant's
                  representative shall pay to Landlord, in monthly installments on the due dates for Rent payments for each month of the balance of the Term, the amount by which any Rent payment exceeds the net amount, if any, of the rents for such period collected on account of the reletting of the Premises; any suit brought to collect such amount for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar action or proceeding;

                                                     (c) At Landlord's option
                  exercised at any time, Landlord shall be entitled to recover immediately from Tenant, in addition to any other proper claims, but in lieu of and not in addition to any amount which would thereafter become payable under the preceding subsection, a sum equal to the amount by which the sum of the Rent for the balance of the Term, compound discounted at a reasonable rate selected by Landlord to its then-present worth, exceeds the net rental value of the Premises, compound discounted at the same annual rate to its then-present worth, for the balance of the Term. In determining such net rental value of the Premises, the rent realized by any reletting of the Premises, if such reletting is upon terms (other than rental amounts) generally comparable to the terms of this Lease, shall be deemed to be such net rental value; and

                                                     (d) At Landlord's option,
                  Landlord may make such alterations and/or decorations in or upon the Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the Premises; the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability under this Section; the cost of all such alterations and/or decorations shall be paid by Tenant to Landlord as Additional Rent.

                                    F. Landlord shall have, receive, and enjoy
                  as Landlord's sole and absolute property, any and all sums collected by Landlord as rent or otherwise upon reletting the Premises after Landlord shall resume possession of the Premises as provided by this Lease, including, without limitation, any amounts by which the sum or sums so collected shall exceed the continuing liability of Tenant under this Lease. If Landlord shall have accelerated Rent payments and collected same from Tenant, and subsequently shall have relet the Premises, then Landlord, after deducting all costs related to reletting, including, but not limited to, those described or anticipated in this Section, shall pay to Tenant the amount remaining which is collected as Rent for each month, to the extent Landlord shall have previously received the Rent for such month from Tenant.

                                    G. Landlord and Tenant agree that after the
                  commencement of suit for possession of the Premises or after final order or judgment for the possession of the Premises, Landlord may demand, receive, and collect any monies due or coming due without in any manner affecting such suit, order, or judgment. All such monies collected shall be deemed to be payments on account of the use and occupation of the Premises, or, at the election of Landlord, on account of Tenant's liability under this Lease.

                                    H. The words "re-enter" and "re-entry", as
                  used in this Section, are not and shall not be restricted to their technical legal meaning, but are used in the broadest sense.

                                    I. Tenant waives all rights of redemption
                  which may otherwise be provided by any legal


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                                      -11-
                  requirement in the event that Landlord shall, because of the occurrence of an Event of Default by Tenant, obtain possession of the Premises under legal proceedings, or pursuant to present or future law or to the terms and conditions of this Lease.

                                    J. Landlord, in addition to other rights and
                  remedies it may have, shall have the right to (a) keep in place and use all of the furniture, fixtures, and equipment in the Premises, including that which is owned by or leased to Tenant, and (b) to remove all or any part of Tenant's property from the Premises and any property removed may be sold, disposed of, or stored in any public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord shall not be responsible for the care or safekeeping of such property, whether in transport, storage or otherwise. Tenant waives any and all claim against Landlord for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts; Tenant shall be liable to Landlord for costs incurred by Landlord in connection with any storage, transport or other acts anticipated in this Section and shall hold harmless and indemnify Landlord from all loss, damage, cost, expense and liability in connection therewith. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default. Any such re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry.

                                    K. Landlord shall be entitled, without
                  notice or bond, to the issuance of pre-judgment writs of replevin, pre-judgment distress writs, attachment writs, break open orders, orders authorizing the locking of the Premises to protect Landlord's lien on personal property, fixtures and equipment, and such other orders as may be issued by a court of law or equity. Landlord shall have the right to take possession as allowed under Chapter 78, Florida Statutes. The remedies described in this Section are cumulative and in addition to and without waiver of all remedies allowed Landlord by this Lease or by case law, common law and statute now or hereinafter in effect. Tenant agrees that the rights and remedies granted Landlord in this Section are commercially reasonable.

ADMINISTRATIVE CHARGES

                           28. In the event a Rent payment is not received
                  within five (5) business days after its due date, interest shall be due thereon at the rate of 18% per annum, on the then total Rent due and unpaid. This interest shall accrue on the amount unpaid, including prior interest and administrative fees and late charges, and shall become immediately due and payable from Tenant to Landlord, without notice or demand, at the place of payment. In the event any check, bank draft or negotiable instrument given for any payment under this Lease shall be dishonored at any time for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, to an administrative charge of Two Hundred Dollars ($200.00). These provisions for administrative fees and late charges are not, and shall not be deemed, grace periods. Such administrative fees and late charges are not penalties, but liquidated damages to defray administrative, collection, and related expenses due to Tenant's failure to make such Rent payment when due or failure to process the dishonored instrument. An additional administrative fee and late charge shall become immediately due and payable on the first day of each month for which all or a portion of a Rent payment (together with any administrative fee and late charge) remains unpaid, and for each dishonored instrument.

LIEN FOR PAYMENT OF RENT

                           29. Landlord shall have, and Tenant grants to
                  Landlord, a security interest in any furnishings, equipment, fixtures, inventory, accounts receivable, licenses and other personal property of any kind belonging to Tenant, or the equity of Tenant in such items, on the Premises or elsewhere. Such security interest is granted for the purposes of securing the payment of Rent and other charges, assessments, penalties, and damages required under this Lease to be paid by Tenant, and of securing the performance of all other obligations of Tenant under this Lease. Upon Tenant's default or breach of any terms and conditions of this Lease, Landlord shall have all remedies available under applicable law, equity or as provided in this Lease including without limitation, the right to take possession of any or all of the items referred to in this Section and dispose of them by public or private sale in a commercially reasonable manner. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instruments represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The provision for a landlord's lien as described in this Article shall be in addition to, and not in substitution for, any landlord's lien and similar remedies otherwise provided by statutory or common law.

                                    To the extent, if any, that this Lease
                  grants Landlord any lien or lien rights greater than provided by the laws of the State of Florida pertaining to landlords' liens, this Lease is intended as and constitutes a security

                                                                         /
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                                                                 Landlord/Tenant
                  agreement within the meaning of the Uniform Commercial Code. Landlord, in addition to the rights prescribed in this Lease, shall have a Security Interest, as that term is defined under this state's Uniform Commercial Code, in the items referred to in this Section to secure the payment to Landlord of the various amounts provided for in this Lease. Tenant agrees to and shall execute and deliver to Landlord such financing statements and such further assurances as Landlord may, from time to time, consider necessary to create, perfect, and preserve the lien described and all additional substitutions, replacements, and accessions thereto, and all proceeds of its or their sale or the disposition (under the Uniform Commercial Code, other statutory provisions, or otherwise). Landlord, at the expense of Tenant, may cause such financing statements and assurances to be recorded and re-recorded, filed and re-filed, and renewed or continued, at such times and places as may be required or permitted by law to create, perfect, and preserve such items. In the event Tenant fails to promptly execute and return to Landlord such financing statements and other instruments as Landlord may require to create, preserve, and perfect its lien, Tenant shall and does hereby designate Landlord to act as Tenant's agent and attorney in fact for the sole and limited purpose of executing such financing statements and other instruments and any such execution by Landlord pursuant to this Lease shall be effective and binding upon Tenant as though executed originally by Tenant, such designation being a power coupled with an interest which gives full power and authority to execute and deliver the designated documentation on behalf of Landlord and which is a material inducement to Landlord to enter into this Lease. Tenant's designation of Landlord as agent and attorney-in-fact hereunder shall not be subject to revocation until this Lease is terminated.

WAIVER OF DEFAULT

                           30. Failure of Landlord to declare any default
                  immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.

                           No waiver of any term, provision, condition or
                  covenant of this Lease by Landlord shall be deemed to imply or constitute a further waiver by Landlord of any other term, provision, condition or covenant of this Lease. In addition to any rights and remedies specifically granted Landlord herein, Landlord shall be entitled to all rights and remedies available at law and in equity, whether existing at time of execution or of enforcement of this Lease, in the event that Tenant shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant's part to be performed or fails to pay Base Rent, Additional Rent or any other sums due Landlord when due. All rights and remedies specifically granted to Landlord herein, by law and in equity shall be cumulative and not mutually exclusive.

RIGHT OF ENTRY

                           31. Landlord, or any of its agents, shall have the
                  right to enter the Premises during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or to said Building, or to exhibit said Premises at any time within one hundred fifty
                  (150) days before the expiration of this Lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease.

NOTICE

                           32. Any notice given Landlord as provided for in this
                  Lease shall be sent to Landlord by registered mail addressed to Landlord at Landlord's Management Office. Any notice to be given Tenant under the terms of this Lease, unless otherwise stated herein, shall be in writing and shall be personally delivered or sent by registered mail or by nationally (U.S.) recognized overnight delivery service to the office of Tenant in the Building. Either party, from time to time, by such notice, may specify another address in the continental United States to which subsequent notice shall be sent.

LANDLORD CONTROLLED AREAS

                           33. All automobile parking areas, driveways,
                  entrances and exits thereto, Common Areas, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to all facilities and areas and improvements; to police same; from time to time to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the public areas, Common Areas or facilities; to discourage non-tenant parking; and to

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                                      -13-
                  do and perform such other acts in and to said areas and improvements as, in the sole judgment of Landlord, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the Common Areas and other facilities referred to in such reasonable manner as Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a manager of the parking facilities and/or Common Areas and other facilities who shall have full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking areas and/or Common Areas and other facilities. Reference in this section to parking areas and/or facilities shall in no way be construed as giving Tenant hereunder any rights and/or privileges in connection with such parking areas and/or facilities unless such rights and/or privileges are expressly set forth in this Lease.

CONDITION OF PREMISES
ON TERMINATION OF LEASE
AND HOLDING OVER

                           34. Tenant agrees to surrender to Landlord, at the
                  end of the Term and/or upon any cancellation of this Lease, said Premises in as good condition as said Premises were at the beginning of the Term of this Lease, ordinary wear and tear and damage by fire or other casualty not caused by Tenant's negligence excepted. Tenant agrees that if Tenant does not surrender said Premises to Landlord at the end of the Term then Tenant will pay to Landlord double the amount of the current rental for each month or portion thereof that Tenant holds over plus all damages that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of said Premises, and will indemnify and hold Landlord harmless from and against all claims made by any succeeding Tenant of said Premises against Landlord on account of delay of Landlord in delivering possession of said Premises to said succeeding tenant so far as such delay is caused by failure of Tenant to so surrender the Premises.

                           No receipt of money by Landlord from Tenant after
                  termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term or affect any such notice, demand, suit or judgment.

                           No act or thing done by Landlord or its agents during
                  the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of Landlord.

OCCUPANCY TAX

                           35. Tenant shall be responsible for and shall pay
                  before delinquency all municipal, county or state taxes assessed during the Term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant.

SIGNS

                           36. Landlord shall have the right to install signs on
                  the interior or exterior of the Building and Premises and/or change the Building's name or street address. Landlord shall provide space on the Building tenant directory for the name of Tenant.

TRIAL BY JURY

                           37. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY
                  ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND TENANT'S USE OR OCCUPANCY OF THE PREMISES. Tenant further agrees that it shall not interpose any counterclaim or counterclaims, except compulsory counterclaims, in a summary proceeding or in any action based upon nonpayment of rent or any other payment required of Tenant hereunder. Upon Landlord's request, Tenant shall participate in mediation of a dispute between Landlord and Tenant; the cost of a mediator shall be borne equally by Landlord and Tenant.

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                                      -14-

RELOCATION OF TENANT

                           38. Landlord expressly reserves the right at
                  Landlord's sole cost and expense, to remove Tenant from the Premises and to relocate Tenant in some other space within the Building, which other space shall be decorated by Landlord at Landlord's expense. Landlord shall have the right, in Landlord's sole discretion, to use such decorations and materials as may have been used in the original Premises. Nothing herein contained shall be construed to relieve Tenant or imply that Tenant is relieved of the liability for or obligation to pay any Additional Rent due by reason of the provisions of Section 3A of this Lease, the provisions of which section shall be applied to the space in which Tenant is relocated on the same basis as said provisions were applied to the Premises from which Tenant is removed. Tenant agrees that Landlord's exercise of its election to remove and relocate Tenant shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the rents and perform the covenants and agreements hereunder for the full Term.

CROSS DEFAULT

                           39. If the term of any lease, other than this Lease,
                  made by Tenant for any other space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such default shall, ipso facto, constitute a default hereunder and empower Landlord, at Landlord's sole option, to terminate this Lease as herein provided in the event of default.

INVALIDITY OF PROVISION

                           40. If any term, provision, covenant or condition of
                  this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

TIME OF ESSENCE

                           41. Time is of the essence of all the terms,
                  provisions, covenants and conditions of this Lease.

MISCELLANEOUS

                           42. The terms Landlord and Tenant as herein contained
                  shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the section headings are solely for the convenience of the reader and are not intended to be all inclusive. Any exhibit or attachment or formally executed addendum to or modification of this Lease shall be expressly deemed incorporated by reference herein unless a contrary intention is clearly stated therein.

EFFECTIVE DATE

                           43. Submission of this instrument for examination
                  does not constitute an offer, right of first refusal, reservation of or option for the Premises or any other space or premises in, on or about the Building. This instrument becomes effective as a lease only upon execution and delivery by both Landlord and Tenant.

ENTIRE AGREEMENT

                           44. This Lease contains the sole and entire agreement
                  between the parties hereto and supersedes all previous written or oral negotiations or agreements between the parties with respect to the subject matter of this Lease, and it may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Premises, or of the remainder of the term of this Lease, shall be valid unless accepted by Landlord in writing. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or contemporaneous oral promises, agreements or warranties except such as are expressed herein. All of the parties to this Lease have participated in its negotiations and preparation; accordingly, this Lease shall not be more strictly construed against any one of the parties.

BROKERAGE

                           45. Tenant represents and warrants that it has dealt
                  with no broker, agent or other person other than Landlord and Landlord's broker Highwoods Properties, Inc. (which entity is related to Landlord) in connection with this transaction and that no broker, agent or other person, other than Tenant, Landlord or Landlord's broker Highwoods Properties, Inc., brought about this transaction. Tenant agrees to indemnify and hold harmless Landlord from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue or

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                                                                 Landlord/Tenant
                  having dealt with Tenant with regard to this leasing transaction. The provisions of this section shall survive the termination of this Lease.

FORCE MAJEURE

                           46. Landlord shall not be required to perform any
                  term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome. Lack of money shall not be deemed force majeure.

STATUTORY RADON GAS NOTICE

                           47. Radon Gas: Radon is a naturally occurring
                  radioactive gas that when it has accumulated in a building in sufficient quantity, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your County Public Health Unit.

NO WAIVER

                           48. No waiver by Landlord of any breach by Tenant of
                  any term or condition of this Lease, and no failure by Landlord to exercise any right or remedy in respect of any such breach, shall constitute a waiver or relinquishment for the future, or bar any right or remedy of Landlord, in respect of any other breach of such term or condition or any breach of any other term or condition of this Lease. No payment by Tenant or receipt of payment by Landlord of an amount less than the full amount then due Landlord under this Lease shall be construed as anything other than a partial payment of such sum then due and owing. No endorsement or statement on any check or letter or any form of payment of accompanying document shall be deemed to be an accord or satisfaction or other form of settlement; Landlord may accept any such payment without prejudice to its rights to recover the balance of sums due and owing under this Lease or to pursue any other remedy permitted under this Lease.

SURVIVAL

                           49. All obligations of Tenant which are or may be
                  intended by their nature to be performed and/or complied with after the expiration or earlier termination of this Lease shall survive such expiration or termination. Express provisions in this Lease which require or permit survival in specific instances, or as to specific obligations, shall not be deemed a limitation upon the generality of this survival clause.

PROVISIONS SEVERABLE

                           50. Every provision of this Lease shall be valid and
                  be enforced to the fullest extent permitted by law. If any provision of this Lease, or the application of such provision to any person or circumstance, shall be determined by appropriate judicial authority to be illegal, invalid, or unenforceable to any extent, such provision shall, only to such extent, be deemed stricken from this Lease as if never included. The remainder of this Lease, and the application of such provision to persons or circumstances other than those as to which such provision is held illegal, invalid, or unenforceable, shall not be affected.

BINDING EFFECT

                           51. The terms and conditions of this Lease shall bind
                  the parties and their respective successors and assigns, and shall inure to the benefit of the parties and their respective permitted successors and assigns. Any waiver of rights by either party shall be deemed not only to be a waiver of such rights by such party but also a waiver of such rights for and on behalf of such party's successors and assigns. This Lease may be changed, amended, or modified only by an agreement in writing signed by the party against whom such change, amendment, or modification is sought to be enforced. If Tenant, with Landlord's consent, shall occupy the Premises prior to the beginning of the Term as specified above, all provisions of this Lease shall be in full force and effect connecting upon such occupancy, and rent for such period shall be paid by Tenant at the same rate herein specified. Tenant recognizes and acknowledges that the provisions of this paragraph are material inducements to Landlord to enter into this Lease.

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                                                                  --------------
                                                                 Landlord/Tenant

RIGHT OF FIRST OFFER

                           52. Provided Tenant is not in default as of the date
                  of exercise of its right of first offer, Tenant shall have a one-time right of first offer on available space on the second
                  (2nd) floor of the Building (subject to the existing rights of any other tenant). Between the date space becomes available in the Building (or Landlord learns space will become available) and the date Landlord leases such vacant space to a tenant, Landlord will advise Tenant in writing of the vacancy. Tenant will have 5 business days from receipt of Landlord's notice to notify Landlord in writing that Tenant desires to lease the vacant space. Landlord will notify Tenant of the proposed rental terms for such space to Tenant. The proposed rental terms for such additional space will be for a minimum term of five years, will not include any tenant improvements and will be at market rental rates as determined by Landlord in good faith. Tenant shall have five business days to accept or reject the subject space on the terms proposed by Landlord. If Tenant rejects Landlord's proposal (a failure of Tenant to respond within the five business day period will be deemed a rejection), Landlord shall be free to lease the space to a third party on terms not materially more favorable than those proposed to Tenant within 30 days of Tenant's rejection of the right of first offer, and on any terms whatsoever thereafter. If Tenant accepts Landlord's proposal, Tenant will enter a lease for the space, furnished by Landlord and consistent with Landlord's offer within 15 days. The Right of First Offer shall become null and void should Tenant reduce its square footage pursuant to Paragraph 53 of the Lease or for any reason during the term of the Lease.

FOURTH FLOOR CANDELLATION

                           53. Provided Tenant is not in default as of the date
                   of exercise of this provision, Tenant shall have the right to terminate its occupancy of Suite 401 and 403 (identified on Exhibit A) by providing Landlord with at least 6 months prior written notice.

IN WITNESS WHEREOF, the parties hereto, have signed, sealed and delivered this Lease in quadruplicate at Broward County, Florida, on the date and year first above written.

WITNESSES:                                                   LANDLORD: HIGHWOODS/FLORIDA HOLDINGS, L.P.

/s/ LORRI DUNNE
___________________________________                                 By: Highwoods Properties, Inc.
Name:                                                                      its Agent

/s/ ILLEGIBLE
___________________________________
Name:                                                               By: /S/ ILLEGIBLE
                                                                        -------------------------------
                                                                    Its: Vice President

WITNESSES:                                                   TENANT: TECHNISOURCE, INC.

/s/ ILLEGIBLE
___________________________________                                 By: /S/ JAMES F. ROBERTSON
                                                                        -------------------------------
                                                                    Its: Vice President

/s/ CYNTHIA A. FREDRICK
___________________________________
Name:


EXHIBITS:
---------